Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-221491) of CRISPR Therapeutics AG,
(2)	Registration Statement (Form S-8 No. 333-221427) pertaining to the CRISPR Therapeutics AG Amended and Restated 2016 Stock Option and Incentive Plan (the “Amended Plan”), and
(3)

Registration Statement (Form S-8 No. 333-214184) pertaining to the CRISPR Therapeutics AG 2015 Stock Option and Grant Plan, the CRISPR Therapeutics AG 2016 Stock Option and Incentive Plan, the CRISPR Therapeutics AG 2016 Employee Stock Purchase Plan, the Non-Qualified Option Agreement with Megan Menner, the Non-Qualified Option Agreement with Paul Schneider, and the Non-Qualified Option Agreement with Pablo Cagnoni of CRISPR Therapeutics AG of our report dated March 8, 2018, with respect to the consolidated financial statements of CRISPR Therapeutics AG included in this Annual Report (Form 10-K) of CRISPR Therapeutics AG for the year ended December 31, 2017.

/s/ Ernst & Young LLP
Boston, Massachusetts
March 8, 2018